Exhibit 21





                            SUBSIDIARIES OF COMPUMED, INC.



                                                                 Percentage
     Name                            State of Incorporation         Owned
     ----                            ----------------------      ----------

     Irsco Development Company, Inc.       California                100%

     CompuMed Systems                      California                100%